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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C.   20549


                                      Form 8-K

                Current Report Pursuant to Section l3 or l5(d) of
                             The Securities Act of 1934



Date of Report (Date of earliest event reported)  October 20, 1994


                                 PPG INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



Pennsylvania                          1-1687                  25-0730780
(State or other                     (Commission             (I.R.S. Employer
 jurisdiction                       File Number)             Identification No.)
 of incorporation)



One PPG Place, Pittsburgh, Pennsylvania                               15272
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code    (412) 434-3131

                                   Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.  Other Events

         On October 20, 1994, the Registrant's Board of Directors approved the repurchase by the Registrant of 6.5 million shares of the Registrant's outstanding common stock, par value $1.66 2/3 per share (the "Common Stock"). As of September 30, 1994, 212,665,953 shares of the Registrant's Common Stock were held by the public. The shares may be repurchased in the open market or in private transactions and no timetable was established for the repurchase. CS First Boston Corporation is exclusive agent for the initial part of the repurchase program.




                                     SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                PPG INDUSTRIES, INC.
                                                      (Registrant)




                                                /s/ W. H. Hernandez
                                                W. H. Hernandez
                                                Vice President and Controller


Date:  October 20, 1994